EX-23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement, as amended, (Registration No. 333-53765) of our report dated January 27, 2000 included in KeySpan Corporation's annual report on Form 10-K for the twelve months ended December 31, 1999.

/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP

December 11, 2000


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EX-23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-53765) pertaining to the Employee Discount Stock Purchase Plan of KeySpan Corporation of our report dated May 22, 1998 with respect to the consolidated financial statements and schedule of Long Island Lighting Company included in the Annual Report (Form 10-K) of KeySpan Corporation (formerly known as MarketSpan Corporation) for the year ended December 31, 1999, as amended, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP


Melville, New York
December 13, 2000